UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 16, 2008
PICO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01 Other Events
     On February 28, 2008 the Company’s Board of Directors approved a revised Nominating Committee charter. The revised charter was filed in a Current Report in Form 8-K with the United States Securities and Exchange Commission on March 5, 2008.
     On May 16, 2008 the Company’s Board of Directors approved a reconstitution of the Nominating Committee as the Corporate Governance and Nominating Committee, and approved a new Corporate Governance and Nominating Committee charter to replace the existing Nominating Committee charter. The members of the newly-created Corporate Governance and Nominating Committee are: S. Walter Foulkrod III, Esq. (Chairman), Ronald Langley, and Carlos C. Campbell. With the creation of the Corporate Governance and Nominating Committee, the Nominating Committee has been eliminated.
     The responsibilities of the Corporate Governance and Nominating Committee include identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders; develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and oversee the evaluation of the Board and management. A copy of the Corporate Governance and Nominating Committee charter is attached to this Current Report as Exhibit 99.1.
Section 9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit Number	Description
99.1	PICO Holdings, Inc. Corporate Governance and Nominating Committee Charter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: May 20, 2008	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer